Exhibit 99.3

CONSENT OF LADENBURG THALMANN & CO. INC.

October 22, 2009

The Board of Directors

MediciNova, Inc.

4350 La Jolla Village Drive

San Diego, CA 92122

We hereby consent to (i) the inclusion of our opinion letter dated August 20, 2009 to the Board of Directors (the “Board”) of MediciNova, Inc. as Annex F to the proxy statement/prospectus which forms a part of the Registration Statement of MediciNova, Inc. on Form S-4 filed on October 23, 2009 (the “Registration Statement”) relating to the proposed merger by which MediciNova, Inc. is proposing to acquire Avigen, Inc., and (ii) the references to such opinion in such joint proxy statement/prospectus under the headings “SUMMARY – Opinion of MediciNova’s Financial Advisor” and “THE MERGER – Opinion of Ladenburg Thalmann & Co. Inc.—Financial Advisor to MediciNova.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion, which is provided for the information and assistance of the Board, is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

/S/ LADENBURG THALMANN & CO. INC.

LADENBURG THALMANN & CO. INC.

4400 Biscayne Boulevard, 14TH Floor

Miami, FL 33137

Phone 305.572.4200    •    Fax 305.572.4220

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